UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2021
Date of Report (Date of earliest event reported)

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55991	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15315 W. Magnolia Blvd., Suite 120 Sherman Oaks, California	91403
(Address of principal executive offices)	(Zip Code)

(800) 979-1897
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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SECTION 3 - SECURIIIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

1. On January 27, 2021 Petroteq Energy Inc. ("Petroteq" or the "Company") issued a news release, as furnished to the United States Securities and Exchange Commission on January 28, 2021, announcing:

(a) A private placement of US$222,000 in principal amount of convertible debentures to certain offshore purchasers pursuant to Rule 903 of Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), convertible into units of the Company at US$0.0562 per unit. Each unit consists of one common share and one common share purchase warrant, with each warrant being exercisable for one additional common share of the Company at US$0.0562 per share for 24 months;

(b) The issuance of finder's warrants exercisable for 276,512 common shares of the Company at US$0.10 per share for 24 months, issued pursuant to Rule 903 of Regulation S in connection with the offering described in paragraph 1(a);

(c) The closing of an equity financing of 7,416,666 common shares of the Company at US$0.06 per share for gross proceeds of US$445,000, whereby:

(i) two accredited investors purchased 1,416,666 shares pursuant to Rule 506(b) of Regulation D ("Regulation D") under the U.S. Securities Act; and

(ii) the balance of 6,000,000 shares were offered and sold to a single purchaser in an offshore transaction pursuant to Rule 903 of Regulation S; and

(d) The receipt by the Company of an irrevocable subscription from a subscriber for an additional 1,032,475 common shares of the Company at US$0.06 per share for gross proceeds of US$61,949, to be issued pursuant to Rule 903 of Regulation S, subject to receipt of the approval of the TSX Venture Exchange (the "Exchange"). As described in Item 8.01 below, the shares have now been issued following receipt of Exchange approval.

2. On March 5, 2021, a lender irrevocably elected to convert US$400,000 of principal under its amended convertible debenture.  The 9,708,738 common shares issuable pursuant thereto qualifies for the registration exemption provided by section 3(a)(9) of the U.S. Securities Act.

3. On March 17, 2021, pursuant to a Debt Conversion Agreement dated as of that date, Petroteq issued:

(a) 581,026 common shares (the "Interest Conversion Shares") at a deemed issue price of US$0.39 per Interest Conversion Share, upon conversion of interest under certain convertible debentures that were originally scheduled to mature on, respectively, October 19, 2020 and December 17, 2020;

(b) 500,000 common share purchase warrants exercisable for US$0.0475 per share until October 19, 2021, as consideration for the amendment of the debenture originally due on October 19, 2020 and now extended to October 19, 2021; and

(c) 500,000 common share purchase warrants exercisable for US$0.0475 per share until December 17, 2021, as consideration for the amendment of the debenture originally due on December 17, 2020 and now extended to December 17, 2021.

The Interest Conversion Shares and common share purchase warrants were issued to the lender, an accredited investor, in reliance on Rule 506(b) of Regulation D.  To the extent that the amendments to the debentures might be deemed to have involved the offer and sale of new replacement securities, the Company relied on section 3(a)(9) of the U.S. Securities Act.

4. As described below in Item 8.01 below, the Company announced on April 9, 2021 that it has received irrevocable subscription agreements for an aggregate of 2,666,665 common shares of Petroteq at a price of US$0.06 per share from certain accredited investors pursuant to Rule 506(b) of Regulation D. The subscriptions include a US$70,000 subscription from Mr. Alex Blyumkin, an officer and director of Petroteq, for 1,666,666 common shares. These subscriptions remain subject to approval of the Company's board of directors as well as the approval of the Exchange.

Such securities will be issued as "restricted securities" as defined in Rule 144 under the U.S. Securities Act. In addition, the securities are subject to a Canadian four-month hold period.

The proceeds of the foregoing unregistered share offerings will be used by the Company on its extraction technology in Asphalt Ridge, Utah, and for working capital.

The Company (with the lenders' consent) determined to satisfy the indebtedness in paragraphs 2 and 3(a) above with common shares in order to preserve the Company's cash for use on its extraction technology in Asphalt Ridge, Utah, and for working capital.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On April 9, 2021, the Company issued a news release announcing that it has received irrevocable subscription agreements for gross proceeds of US$130,000 for an aggregate of 2,666,665 common shares of Petroteq at a price of US$0.06 per share. The subscriptions include a US$70,000 subscription from Mr. Alex Blyumkin, an officer and director of Petroteq, for 1,666,666 common shares.

In addition, the Company announced that it has reached an agreement to amend a previously issued US$2,400,000 principal amount secured convertible debenture (the "Debenture") with an arm's length lender (the "Original Lender") that bears interest at 5.0% per annum and that matured on February 20, 2021. The Debenture had an original maturity of October 15, 2019 but was extended to February 20, 2021 pursuant to an amending agreement dated August 20, 2020.

The Original Lender has assigned the Debenture to its US affiliate (the "Lender") and the Company and the Lender have agreed to (i) settle all accrued and unpaid interest and penalties under the Debenture to March 26, 2020, namely US$1,227,066.43, for 26,334,246 common shares of the Company, (ii) settle US$600,000 of the original principal amount of the Debenture for 15,000,000 common shares of the Company, at a deemed price of US$0.04 per share, and (iii) amend the Debenture (which will have a principal amount outstanding of US$1,400,000) by (a) extending the maturity date to September 30, 2021, and (b) amending the conversion price from US$0.40 to US$0.048.

The Company (with the lenders' consent) determined to satisfy the indebtedness in (i) and (ii) above with common shares in order to preserve the Company's cash for use on its extraction technology in Asphalt Ridge, Utah, and for working capital.

The foregoing transactions are subject to negotiation and execution of definitive agreements, approval of the directors of the Company and regulatory approval from the Exchange. The foregoing securities (including the amended Debenture if the amendments are determined to involve the offer and sale of a new replacement security) will be issued in reliance on exemptions from the registration requirements of the U.S. Securities Act, and applicable state securities laws, and will be issued as "restricted securities" (as defined in Rule 144 under the U.S. Securities Act). In addition, the shares issuable in the shares for debt transactions and the equity financing will be subject to a Canadian four-month hold period.

The subscription by Mr. Blyumkin is a "related party transaction" as defined under Multilateral Instrument 61-101 ("MI 61-101"). The transaction is exempt from the formal valuation requirements of MI 61-101 since none of the securities of the Company are listed on a stock exchange specified in section 5.5(b) thereof. The proposed transaction is exempt from the minority shareholder approval requirements of MI 61-101 since, at the time the transaction was agreed to, neither the fair market value of the transaction nor the fair market value of the consideration for the transaction, insofar as it involves interested parties, exceeded 25% of the Company's market capitalization.

The Company also announced that it has now closed the equity financing of 1,032,475 common shares at US$0.06 per share for gross proceeds of US$61,949 previously announced on January 27, 2021.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated April 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.
DATE: April 12, 2021	By: /s/ Alex Blyumkin Alex Blyumkin Executive Chairman

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